Exhibit 16.1

Total

TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA)
A Firm registered with US PCAOB and Malaysian MIA
Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak,
50400, Kuala Lumpur.
Tel: (603) 2733 9989

February 17, 2022

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: PHOENIX PLUS CORP.

Dear Sirs/Madams:

The undersigned Total Asia Associates PLT, previously acted as independent accountants to audit the financial statements of Phoenix Plus Corp. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Item 4.01 included in the Form 8-K dated February 17, 2022 of Phoenix Plus Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,

/S/ TOTAL ASIA ASSOCIATES PLT
TOTAL ASIA ASSOCIATES PLT
KUALA LUMPUR, MALAYSIA